Calculation of Filing Fee Tables
S-3
TANGER INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Shares	457(r)				0.0001381
Fees to be Paid	3	Other	Depositary Shares representing Preferred Shares	457(r)				0.0001381
Fees to be Paid	4	Other	Guarantees of Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants to purchase Common Shares	457(r)				0.0001381
Fees to be Paid	6	Debt	Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	7	Equity	Common Shares	415(a)(6)			$ 400,000,000.00			S-3	333-275907	12/06/2023	$ 56,147.80
			Total Offering Amounts:				$ 400,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Tanger Inc. (the "Registrant") is deferring payment of all of the registration fees associated with the registration of the offer and sale of the aforementioned securities. Registration fees will be paid subsequently on a "pay as you go" basis. An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

[2]	See Offering Note 1.

[3]	See Offering Note 1. Each depositary share will be issued under a deposit agreement, represent an interest in a fractional share of preferred stock and be evidenced by a depositary receipt.

[4]	See Offering Note 1. The Registrant may fully and unconditionally guarantee debt securities issued by Tanger Properties Limited Partnership. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	The Registrant has previously registered shares of its common shares, $0.01 par value per share (the "Common Shares"), having an aggregate offering price of up to $400,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 24, 2025 (the "Prior Prospectus Supplement"), pursuant to the Registration Statement on Form S-3ASR, dated December 6, 2023. In connection with the filing of the Prior Prospectus Supplement, the amount of the net registration fee was $56,147.80. As of the date of this prospectus supplement, Common Shares having an aggregate offering price of up to $400,000,000 remain unsold under the Prior Prospectus Supplement (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fee of $56,147.80 that has already been paid and remains unused with respect to the Carry Forward Securities previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Registration Statement on Form S-3ASR, dated December 6, 2023 will be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A